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                                                                  EXHIBIT 10.2.3

                  LSI LOGIC CORPORATION STORAGE SYSTEMS, INC.

                           2004 EQUITY INCENTIVE PLAN
                           RESTRICTED STOCK AGREEMENT

     LSI Logic Storage Systems, Inc. (the "Company") hereby grants William Kurtz (the "Employee"), a grant of Restricted Stock under the Company's 2004 Equity Incentive Plan (the "Plan"), to purchase 25,000 shares of Class A common stock of the Company ("Shares") effective as March 1, 2004 (the "Grant Date") at the purchase price per share indicated on the attached Notice of Grant of Restricted Stock (the "Notice of Grant"). The Notice of Grant and this agreement collectively are referred to as the "Agreement."

                                   IMPORTANT:

     Your signature to the Notice of Grant indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in this Agreement and the Plan. For example, important additional information on vesting and forfeiture of the Shares covered by this grant is contained in the Notice of Grant. PLEASE BE SURE TO READ ALL OF THE NOTICE OF GRANT, WHICH CONTAINS CERTAIN SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

                 TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

     1. Grant. The Company hereby grants to the Employee under the Plan an award of the number of shares of Restricted Stock indicated in the Notice of Grant, at the purchase price per share indicated in the Notice of Grant, commencing on the Grant Date, subject to all of the terms and conditions in this Agreement and the Plan. The Employee shall not have to remit any cash for the purchase price; the purchase price shall be paid by the employee through a bonus from the Company to the Employee equal to the purchase price and subject to the appropriate tax withholdings.

     2. Shares Held in Escrow. Unless and until the shares of Restricted Stock shall have vested in the manner set forth in Paragraph 3, such shares shall be issued in the name of the Employee and held by the Secretary of the Company (or its designee) as escrow agent (the "Escrow Agent"), and shall not be sold, transferred or otherwise disposed of, and shall not be pledged or otherwise hypothecated. The Company may determine to issue the shares in book entry form and/or may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement and the Plan. The certificate or certificates representing such shares shall not be delivered by the Escrow Agent to the Employee unless and until the shares have vested and all other terms and conditions in this Agreement have been satisfied.

     3. Vesting Schedule/Period of Restriction. Except as otherwise provided in Paragraphs 4, 5 and 14 of this Agreement, the shares of Restricted Stock awarded by this Agreement shall vest in the Employee as to fifty percent (50%) of the Shares subject to the Restricted Stock grant on the first anniversary date of the Vesting Commencement Date, and as to an additional 50% of the Shares on the next subsequent anniversary date of the Vesting Commencement Date, until the Restricted Stock shall have vested with respect to one hundred percent (100%) of such Shares. Shares scheduled to vest on any such date actually will vest only if the Employee has not incurred a Termination of Service prior to such date.

     4. Committee Discretion and Acceleration. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares of Restricted Stock at any time, subject to the terms of the Plan. If so accelerated, such Shares will be considered as having vested as of the date specified by the Committee.

     5. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Shares of Restricted Stock that have not vested pursuant to paragraphs 3 or 4 at the time of the Employee's Termination of Service will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Employee shall not be entitled to a refund of the price paid for the Shares returned to the Company pursuant to this paragraph 5. The Employee hereby appoints the Escrow Agent with full power of substitution, as the Employee's true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such Termination of Service.

     6. Death of Employee. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee's estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

     7. Withholding of Taxes. The Company will assess its requirements regarding tax, social insurance and any other payroll tax withholding and reporting in connection with this Restricted Stock, including the grant, vesting or purchase of the Restricted Stock or sale of Shares acquired pursuant to this grant of Restricted Stock ("tax-related items"). These requirements may change from time to time as laws or interpretations change. Regardless of the Company's actions in this regard, the Employee hereby acknowledges and agrees that the ultimate liability for any and all tax-related items is and remains his or her responsibility and liability and that the Company (1) makes no representations or undertaking regarding treatment of any tax-related items in connection with any aspect of this Restricted Stock grant, including the grant, vesting or purchase of this Restricted Stock and the subsequent sale of Shares acquired pursuant to this grant of Restricted Stock; and (2) does not commit to structure the terms of the grant or any aspect of this Restricted Stock to reduce or eliminate the Employee's liability regarding tax-related items. Notwithstanding any contrary provision of this Agreement, no Restricted Stock will be granted unless and until satisfactory arrangements (as determined by the Committee) will have been made by the Employee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Shares. The Employee authorizes the Company and/or an Affiliate to withhold all applicable withholding taxes from the Employee's wages. Furthermore, the Employee agrees to pay the Company and/or an Affiliate any amount of taxes the Company and/or an Affiliate may be required to withhold or collect as a result of the Employee's participation in the Plan that cannot be satisfied by deduction from the Employee's wages or other cash compensation paid to the Employee by the Company and/or an Affiliate.

     8. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or the Escrow Agent. Except as provided in paragraph 13, after such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

     9. No Effect on Employment. Subject to any employment contract with the Employee, the terms of such employment will be determined from time to time by the Company, or the Affiliate employing the Employee, as the case may be, and the Company, or the Affiliate employing the Employee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth in the Notice of Grant do not constitute an express or implied promise of continued employment for any period of time. A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Company, or the Affiliate employing the Employee, as the case may be, shall not be deemed a Termination of Service for the purposes of this Agreement.

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     10.  Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its General Counsel, at LSI Logic Storage Systems, Inc. 1621 Barber Lane, Milpitas, California 95035, or at such other address as the Company may hereafter designate in writing.

     11. Lock-Up Period. The Employee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or other securities) of the Company held by the Employee (other than those included in the registration) for a period specified by the representative of the underwriters of the Shares (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (the "Securities Act"). The Employee shall execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of the Shares (or other securities) of the Company, the Employee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Any transferee of this grant of Restricted Stock also shall be bound by this Paragraph 11. The certificate evidencing the Shares will be imprinted with any legend the Company, in its discretion, deems appropriate to indicate the restrictions set forth in this Paragraph 11.

     12. No Initial Public Offering. If at any time the Committee shall determine, in its discretion, that an initial listing or registration of any Shares upon any securities exchange or under federal law is not likely to occur, the Committee may, in its discretion, determine that the unvested Shares of Restricted Stock shall be converted to shares of common stock of LSI Logic Corporation by such means as the Committee deems appropriate. Such shares of common stock of LSI Logic Corporation will thereupon be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to this Agreement and the Plan. Unless the Committee determines otherwise, the unvested Shares of Restricted Stock will be converted to shares of common stock of LSI Logic Corporation as follows:

     (a) The number of shares of common stock of LSI Logic Corporation the Employee shall be entitled to shall be the number of unvested Shares subject to this Restricted Stock grant multiplied by the "Conversion Ratio" (as defined below), with the resulting number of shares rounded down to the nearest whole share; and

     (b) For purposes of any repurchase by LSI Logic Corporation of the unvested shares of common stock of LSI Logic Corporation in accordance with this Agreement and for purposes of calculating any tax and withholding obligations, the per share purchase price of the shares of common stock of LSI Logic Corporation shall be deemed to be equal to the quotient of the per Share exercise price of the Shares of Restricted Stock subject to this grant divided by the Conversion Ratio, rounded up to the nearest whole cent.

     For purposes of this Agreement, "Conversion Ratio" means the Fair Market Value of a Share immediately prior to the date the Shares of Restricted Stock are being converted divided by the fair market value of a share of LSI Logic Corporation common stock at the time of the conversion.

     13. Changes in Shares. In the event that as a result of a stock dividend, stock split, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Shares will be increased, reduced or otherwise changed, and by virtue of any such change the Employee will in his or her capacity as owner of unvested Shares of Restricted Stock which have been awarded to him or her (the "Prior Shares") be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to this Agreement and the Plan. If the Employee receives rights or warrants with respect to any Prior Shares, such rights or warrants may be held or exercised by the Employee, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to the Plan and this Agreement. The Committee in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

     14. Change in Control. In the event of a Change in Control, this grant of Restricted Stock shall be subject to the definitive agreement governing such Change in Control. Such agreement, without the Employee's consent and notwithstanding any provision to the contrary in this Agreement or the Plan, may provide for: (a) the assumption of the unvested portion of this grant by the surviving corporation or its parent; (b) the substitution by the surviving corporation or its parent of an award with substantially the same terms as this grant; (c) the substitution by the surviving corporation or its parent of other awards having a value at least equal to the value of the unvested portion of this grant; (d) the lapse of all restrictions and the full vesting of this grant; or (d) the cancellation of the unvested portion of this grant after payment to the Employee of an amount in cash or cash equivalents equal to the fair market value of the Shares subject to the unvested portion of this grant. The Committee may, in its sole discretion, accelerate the vesting of this grant in connection with any of the foregoing alternatives. For purposes of this Agreement, "Change in Control" means the occurrence of any of the following events: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; (c) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; (d) the approval by the shareholders of the Company, or if shareholder approval is not required, by the Board, of a plan of complete liquidation of the Company; or (e) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. Notwithstanding any provision to the contrary herein, a Change in Control shall not include the registration of any class of the Company's securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, nor any event or series of events through which LSI Logic Corporation ceases to own a majority of the total voting power represented by the voting securities of the Company through a sale of Company securities to the public. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

     15. Grant is Not Transferable. Except to the limited extent provided in paragraph 6 above, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

     16. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

     17. Additional Conditions to Issuance of Certificates for Shares and Release from Escrow. The Company shall not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to paragraph 2 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Committee may establish from time to time for reasons of administrative convenience.

     18. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

     19. Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

     20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

     21. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

     22. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

     23. Amendment, Suspension or Termination of the Plan. By accepting this award, the Employee expressly warrants that he or she has received a right to purchase stock under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

     24. Notice of Governing Law. This grant of Restricted Stock shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

                         [Remainder of page left blank]

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                          ELECTION UNDER SECTION 83(B)
                      OF THE INTERNAL REVENUE CODE OF 1986

     The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below

     1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

                                                             TAXPAYER   SPOUSE OF TAXPAYER
                                                             --------   ------------------
   Name:
   Address:
   Identification No.:
   Taxable Year:

     2. The property with respect to which the election is made is described as
        follows:           shares (the "Shares") of the Common Stock of LSI
        Logic Corporation Storage Systems, Inc. (the "Company").

     3. The date on which the property was transferred is:           ,
                  .

     4. The property is subject to the following restrictions:
            The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

     5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will
        never lapse, of such property is: $     .

     6. The amount (if any) paid for such property is: $     .

     The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

     The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ---------------------------------,
  ---------                                     --------------------------------------------
                                                TAXPAYER

     The undersigned spouse of taxpayer joins in this election.

Dated: ---------------------------------,
  ---------                                     --------------------------------------------
                                                SPOUSE OF TAXPAYER

                     ENGENIO INFORMATION TECHNOLOGIES, INC.

                    AMENDMENT TO RESTRICTED STOCK AGREEMENT

     This Amendment (the "Amendment") to the Restricted Stock Agreement (the "Agreement") of William Kurtz (the "Employee") is made this 9th day of July 2004 by and between the Employee and Engenio Information Technologies, Inc. (the "Company").


     WHEREAS, the Company granted the Employee the right under the Company's 2004 Equity Incentive Plan (the "Plan"), to purchase 25,000 shares of Class A common stock of the Company at a purchase price per share equal to $.001 per share, the par value of a share, pursuant to an agreement dated March 1, 2004 (the "Restricted Stock").


     WHEREAS, the Company and the Employee desire to amend the Agreement to provide that neither the Employee nor any beneficiary or designee of the Employee, will have any rights to receive any dividends of any proceeds of an initial listing or registration of any shares of Company common stock upon any securities exchange or under federal law.

     NOW, THEREFORE, the Employee and the Company agree that the Agreement shall be amended as follows:

     1. Rights as a Stockholder. Paragraph 8 ("Rights as Stockholder") of the Agreement shall be amended and restated to read in its entirety as follows:


          "8. Rights as a Stockholder. Neither the Employee nor any person claiming rights under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or the Escrow Agent. Except as provided in paragraph 13, after such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares. Notwithstanding the foregoing, neither the Employee nor any person claiming rights under or through the Employee will have any rights to receive any dividends of any proceeds of an initial listing, offering, sale or registration of any Shares upon any securities exchange or under federal law."


     2. Full Force and Effect. To the extent not expressly amended hereby, the Agreement remains in full force and effect.

     3. Entire Agreement. This Amendment, together with the Agreement (to the extent not amended hereby), the Plan and the Restricted Stock Purchase Agreement and related documents, represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the Employee's Restricted Stock.

     IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

ENGENIO INFORMATION
TECHNOLOGIES, INC.


By: /s/ DAVID E. SANDERS

    -----------------------------------------------------


Title: V.P. General Counsel

      -----------------------------------------------------
WILLIAM KURTZ


/s/ William H. Kurtz

------------------------------------------------------